     As filed with the Securities and Exchange Commission on November 8, 2005
     Registration No. 333-___

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-8
REGISTRATION STATEMENT
THE SECURITIES ACT OF 1933
PAYCHEX, INC.
(exact name of Registrant as specified in its charter)

DELAWARE	16-1124166
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

911 Panorama Trail South Rochester, New York (Address of Principal Executive Offices)	14625 (Zip Code)
PAYCHEX, INC. 2002 STOCK INCENTIVE PLAN
(as amended and restated effective October 12, 2005)
(Full title of the Plan)
John M. Morphy
Senior Vice President,
Chief Financial Officer and Secretary
Paychex, Inc.
911 Panorama Trail South
Rochester, New York 14625-2396
(585) 385-6666
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
Copy to:
James M. Jenkins, Esq.
Harter, Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, New York 14604-2711
(585) 232-6500

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price Per	Offering	Registration
Registered(1)	Registered(1)	Share (2)	Price	Fee(1)
Common Stock $.01 par value	20,000,000	$39.64	$792,800,000	$93,312.56

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein, including additional shares of common stock as may be issuable pursuant to anti-dilution provisions of the Plan.

(2)	Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1). As instructed by Rule 457(h)(1) and estimated in accordance with Rule 457(c), based upon the average of the high and low prices for the Registrant’s common stock in trading on The Nasdaq Stock Market on November 2, 2005.

Part II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 4.1 Paychex, Inc. 2002 Stock Incentive Plan (As amended and restated effective October 12, 2005)
Exhibit 5.1 Legal Opinion of Harter, Secrest & Emery
Exhibit 23.2 Consent of Independent Registered Public Accounting Firm
Exhibit 24.1 Power of Attorney

EXPLANATORY STATEMENT
     Paychex, Inc. (the “Company”) is filing this registration statement to register an additional 20,000,000 shares of its common stock for issuance pursuant to its amended and restated 2002 Stock Incentive Plan (the “Plan”). The increase in the number of shares authorized for issuance under the Plan was approved by the Company’s stockholders at their 2005 Annual Meeting, held on October 12, 2005. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements related to the Plan on Form S-8 filed November 7, 2002 (Registration No. 333-101074) and on Form S-8 filed October 1, 1998 (Registration No. 333-65191) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those Items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.
Part II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents which have been filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:
          (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2005 filed pursuant to Section 13 of the Securities Exchange Act of 1934, filed on July 22, 2005, including information incorporated by reference in the Form 10-K from the Registrant’s definitive proxy statement for its 2005 Annual Meeting of Stockholders filed on August 31, 2005.
          (b) The Registrant’s Current Reports on Form 8-K filed October 17, 2005, September 27, 2005, August 31, 2005 and July 11, 2005.
          (c) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2005, filed on September 27, 2005.
          (d) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 2-85103) and in any amendment or report filed for the purpose of amending such description.
          In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration

Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 8. Exhibits.
               See Exhibit Index.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 8th day of November, 2005.

PAYCHEX, INC.
By:	/s/ John M. Morphy
John M. Morphy
Senior Vice President, Chief Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 8, 2005.

/s/ Jonathan J. Judge	President and Chief Executive

Jonathan J. Judge	Officer and Director
(Principal Executive Officer)

/s/ John M. Morphy	Senior Vice President, Chief

John M. Morphy	Financial Officer and Secretary
(Principal Financial and Principal
Accounting Officer)

*
B. Thomas Golisano	Chairman of the Board

*
David J. S. Flaschen	Director

*
Phillip Horsley	Director

*
Grant M. Inman	Director

*
J. Robert Sebo	Director

*
Joseph M. Tucci	Director

* By: /s/ John M. Morphy	John M. Morphy, as Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description	Location
4-1	Paychex, Inc. 2002 Stock Incentive Plan (as amended and restated effective October 12, 2005)	Filed Herewith

5-1	Legal Opinion of Harter, Secrest & Emery LLP	Filed Herewith

23-1	Consent of Harter, Secrest & Emery LLP	Contained in opinion filed as Exhibit 5-1 to this Registration Statement

23-2	Consent of Ernst & Young LLP	Filed Herewith

24-1	Power of Attorney	Filed Herewith